EXHIBIT 4.3



                        WARRANT TO PURCHASE COMMON STOCK
                             VOID AFTER ************


                              MARK SOLUTIONS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)



NUMBER                                          PURCHASE WARRANTS
 ****                                              --*****--

                          PURCHASE WARRANT CERTIFICATE



       THIS CERTIFIES that:

            ***********************

            is the owner of **************** (******) Warrants, and is entitled to purchase from MARK SOLUTIONS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company") fully paid and non-assessable shares of Common Stock, $ .01 par value, of the Company, ("Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, on or before ************* (the "Expiration Date") at the offices of the Company and upon payment thereof of the purchase price, in lawful money of the United States of America. The purchase price shall be $ **** per share, subject to adjustment as herein provided (the "Exercise Price").


1.  Transferability  and Divisibility.  Subject to the restrictions set forth in
     ---------------------------------
this Section, this Warrant may not be divided and is not transferable.

2. Exercise. The Holder may exercise the Warrant with respect to all or any part
   ---------
of the number of shares of Common Stock then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of shares as to which the Warrant is to be exercised and the date of exercise thereof.

On the exercise date or as soon thereafter as is practicable,  the Company shall
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cause to be delivered  to the Holder,  a  certificate  or  certificates  for the shares then being purchased upon full payment for such shares.

3.  Registration  Rights.  If  applicable,  the Holder of the  Warrant  shall be
    ---------------------
entitled to include the Common Stock underlying the Warrant in any registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than as to Common Stock issued pursuant to a Registration Statement on Form S-8 or S-4 or their successor form) during the term of this Warrant, provided, however, if the registration statement is being filed in connection with a firm commitment underwriting, such registration of the underlying Common Stock shall be subject to the approval of the underwriter.

The Company shall give the Warrant holders at least ten (10) days prior notice of any such filing of a registration statement. All fees, disbursements and out of pocket expenses (other than the warrant holders brokerage fees and commissions, applicable transfer taxes and counsel fees and disbursements) in connection with the registration statement, including compliance with applicable securities and "blue sky" laws shall be borne by the Company.


4.  Anti-dilution  Provisions.  The  Exercise  Price and the  number and kind of
   ---------------------------
securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

   (a) In case the Company shall (i) pay a dividend or make a distribution on its share of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (ii) combine or reclassify its outstanding Common stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

   (b)  Whenever  the Exercise  Price  payable upon  exercise of each Warrant is
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adjusted pursuant to Subsection (a) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

   (c) No adjustment shall be made by reason of the issuance in exchange for cash, property or services, of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or carrying the right to purchase any of the foregoing. There are no other anti-dilution provisions.

   (d) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

   (e) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.


5.  Consolidations  and Mergers.  If prior to the  Expiration  Date, the Company
   -----------------------------
shall consolidate with, or merge into another company (except for a merger or consolidation in which the Company is the continuing corporation), the holder of this Warrant will thereafter be entitled to receive, upon the exercise thereof, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise hereof would have owned or have been entitled to receive upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions of this Warrant shall thereafter be applicable as nearly as reasonably may be, in relation to any securities and property thereafter deliverable upon the exercise of this Warrant. A sale, conveyance or lease to another corporation of the assets of the Company as an entirety or substantially as an entirety, in connection which the Company is dissolved, shall be deemed a consolidation or merger for the foregoing purposes.



6.  Fractional  Interests.  The Company  shall not issue  fractions of shares of
    ----------------------
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Common  Stock upon  exercise of this Warrant but in lieu thereof make payment in cash based on the Exercise Price in effect at that time or (ii) issue scrip certificates evidencing such fractional interests which when presented with other like certificates representing in the aggregate least one whole share, may be exchanged for whole shares of Common Stock. Such scrip certificates may become void and of no effect after a reasonable period as specified in such scrip certificate. The computation of any fractional interest shall be made to the first two decimal points without rounding.

7.  Reservation  of Shares;  Issuance.  The Company  shall  reserve a sufficient
    ---------------------------------
number of shares of Common Stock to satisfy the requirements of this Warrant. The Company will take all action necessary to insure that all shares issued upon exercise of this warrant will be duly and validly authorized and issued and fully paid and non-assessable.

8. Notices. Any notices required under this Warrant shall be deemed given on the
   --------
date mailed if sent by certified mail, return receipt requested or on the date of actual receipt by facsimile or other means. All notices to the holder of this Warrant shall be sent to the address indicated on the Warrant register.


9.  Miscellaneous.  This Warrant will be governed by the substantive laws of the
    -------------
State of New Jersey. This Warrant shall be binding upon the successors or assigns of the Company.




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Dated: *****************




                                     MARK SOLUTIONS, INC.

                                     By:_________________________
                                        Carl Coppola, President

                                SUBSCRIPTION FORM
                      To Be Executed By The Holder in Order
                             To Exercise The Warrant


To: MARK SOLUTIONS, INC.

 The undersigned irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder ____________________________________________________ shares of the stock provided  for  therein  and  tenders  payment  herewith  to the  order  of  MARK
SOLUTIONS, INC. in the amount of $ __________________ in accordance with the terms of the Warrant.

The undersigned requests that the certificates for such shares be issued in the name of

_____________________________________________


Insert Social Security Number
or Other Identifying Number
of Designated Stockholder    _____________________




Dated __________________


                                        --------------------------------
                                             Warrantholder



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